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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 1, 1999


                              TELEPAD CORPORATION
             (Exact name of registrant as specified in its charter)


          Delaware                      0-21934                   52-1680936

(State or other jurisdiction    (Commission File Number)        (IRS Employer
      of incorporation)                                      Identification No.)


 Kurt F. Gwynne, Chapter 11 Trustee for TelePad Corporation, Two Logan Square,
                    12th Floor, Philadelphia, PA 19103-2756

                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (215) 567-7659


                        380 Herndon Parkway, Suite 1900,
                            Herndon, Virginia 20176

          (Former name or former address if changed since last report)
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     ITEM 3. BANKRUPTCY OR RECEIVERSHIP; ITEM 5. OTHER EVENTS.

     On September 1, 1999, the United States Bankruptcy Court in Wilmington, Delaware entered an order approving the appointment of Kurt F. Gwynne as Chapter 11 Trustee for TelePad Corporation.

     On March 17, 1999, TelePad filed a voluntary petition for relief under Chapter 11 of the federal Bankruptcy Code. The appointment of a trustee was requested by the creditors of TelePad following the resignation of TelePad's officers and directors in mid-August.

     Mr. Gwynne filed a Disclosure Statement and a Plan of Reorganization with the Bankruptcy Court on September 15, 1999. The proposed plan provides for, among other things, the payment in full of all allowed claims entitled to priority under the Bankruptcy Code. The proposed plan contemplates a pro rata payment of remaining proceeds to holders of certain nonpriority, unsecured claims. The plan; however, specifically extinguishes all legal and other interests of the holders of the company's common stock, preferred stock and redeemable warrants.

     Mr. Gwynne is attempting to serve all interested parties of record with a copy of the Notice of Disclosure Statement. The Bankruptcy Court in Wilmington, Delaware has scheduled a hearing on the Disclosure Statement for 9:00 a.m. on September 28, 1999. Any responses or objections to the Disclosure Statement must be filed with the Bankruptcy Court and served upon, among others, the Trustee's counsel, Eric Lopez Schnabel of Klett Lieber Rooney & Schorling, A Professional Corporation, 1201 Orange Street, Wilmington, DE, 19807, on or before 4:00 p.m. on September 27, 1999. Interested parties of record are instructed to follow the directions found in the mailing initiated on September 15, 1999.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             TELEPAD CORPORATION
                                                (Registrant)

Dated: September 16, 1999                    By: /s/ Kurt F. Gwynne
                                                 --------------------------
                                                 Kurt F. Gwynne, Chapter 11
                                                 Trustee for TelePad Corporation